                        Exhibit 99.1

Earthstone Provides Operational and Financial Update, 2023 Guidance and Proved Reserves
Average Daily Production for the Fourth Quarter of 2022 Increased 246% Year Over Year
SEC Proved Reserves Increased 149% Year Over Year

The Woodlands, Texas, February 16, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “our” or “we”) today provided an operational and financial update, released 2023 guidance, and announced its year-end 2022 estimated proved reserves.

Key highlights include:
•Generated average daily production for the fourth quarter of 2022 of 104,766 barrels of oil equivalent per day (“Boepd”) (45% oil)(1);
•Production increased 246% year over year compared to 30,242 Boepd for the fourth quarter of 2021;
•Oil production of 46,709 barrels of oil per day (“Bopd”) for the fourth quarter of 2022 was 9% above the mid-point of the Company’s guidance.
•Full year 2022 average daily production grew 215% to approximately 78,167 Boepd (42% oil) compared to 24,809 Boepd reported for 2021(1);
•Invested $181.9 million and $530.6 million of capital in the fourth quarter of 2022 and the full year of 2022, respectively;
•Repurchased 2.1% of the aggregate amount of the Company’s Class A and Class B outstanding common shares during the fourth quarter of 2022;
•Reduced debt by $122 million in the fourth quarter to approximately $1.1 billion and maintained a strong balance sheet with leverage at 0.8x(2); and
•Proved reserves at year-end 2022 consisted of SEC PV-10 of $7.8 billion and 367.9 million barrels of oil equivalent (“MMBoe”) (72% Proved Developed (“PD”); 38% oil);
•PV-10 at strip pricing of $4.6 billion and proved reserves of 351.9 MMBoe (71% PD; 38% oil)(3).
Management Comments

Robert J. Anderson, President and Chief Executive Officer of Earthstone stated, “I am exceptionally proud of the Company we have built over the last few years and the team we have assembled that is responsible for such a successful year. 2022 was a significant and transformational year marked by the closing of more than $2.0 billion in acquisitions and production that exceeded 104,000 Boepd in the fourth quarter. We also significantly increased SEC proved reserves by more than 149% during the year and are reporting record reserves and value that reflect the quality and depth of our inventory which currently stands at more than ten years. The quality and productivity of our inventory are clearly apparent in our fourth quarter oil production levels, which, at 46,709 Bopd, exceeded the mid-point of our oil production guidance range by more than nine percent. This record-setting production level was driven by some great wells that came online, driving our strong fourth-quarter performance. In addition, the reported PV-10 value of our proved reserves using strip prices is greater than $4.6 billion, which is approximately $1.6 billion higher than our current enterprise value, further emphasizing the compelling value that Earthstone offers its shareholders.”

“Looking ahead, we continue to believe scale matters in our business. We will continue to look for accretive assets that we believe will increase our scale while at the same time creating additional shareholder value. Our 2023 operating plans are designed to maintain a production profile of approximately 100,000 Boepd.”

Operational Update

The Company has three drilling rigs in the Delaware Basin that are currently operating in Lea County, New Mexico, on Earthstone’s Stateline acreage. The Company holds a 99% working interest in the Cattlemen two-well pad, which will have wells with an average lateral length of 7,500 feet and is targeting the First and Second Bone Spring zones. The Lonesome Dove two-well pad, in which Earthstone holds a 90% working interest, is targeting the First and Second Bone Spring zones. The wells have an average lateral length of 7,500 feet. The third rig is drilling a three-well pad in the El Campeon area. The Company holds a 90% working interest in wells in this area with average lateral lengths of approximately 10,000 feet targeting the Wolfcamp A and B zones. The El Campeon wells will be the first horizontal wells to be drilled across the Stateline of New Mexico and Texas.

The Company is currently operating two drilling rigs in the Midland Basin. One rig is drilling in each of Reagan and Upton Counties of Texas. The Upton County rig is drilling a four-well pad in the Company’s Benedum project area in which it holds a 75% working interest and will average 8,500-foot laterals. The Reagan County rig is drilling a three-well pad in the TSRH project area in which the Company has 60% working interest, and the wells will have approximately 14,300-foot laterals, on average.

Recent Well Results

	Average
	Peak IP-30		Lateral
Well Name	Boepd	Oil %	Length	W.I. %	Basin
Stetson 13-24 Fed Com (2 Wells)	1,042	92%	10,330	67%	Delaware
Squeeze 2 State Com (3 Wells)	1,559	82%	4,700	49%	Delaware
Jade 34-3 Fed (2 Wells)	1,019	85%	9,855	52%	Delaware
Whittenburg (3 Wells)	968	90%	9,850	100%	Midland
Whiskey River (3 Wells)	853	85%	9,830	100%	Midland
TSRH East 18-20 (4 Wells)	1,054	80%	14,300	65%	Midland

Note: The Squeeze 2 State Com – 3 wells represent the average of the first 27 days of production. Jade 34-3 Fed – 2 wells represent the average of the first 35 days of production.
For 2022, Earthstone spud 75 gross / 58.9 net wells and put on production 56 gross / 46.5 net operated wells.

Asset Sale

During the fourth quarter of 2022, the Company closed on the sale of a non-core asset in the Midland Basin. Earthstone received net proceeds of approximately $21 million for the Sugg Ranch area, which had an average daily production of approximately 850 Boepd in 2022.

Debt and Liquidity Update

As of December 31, 2022, the Company had approximately $1.054 billion of long-term debt comprised of approximately $539 million of unsecured notes(4) and approximately $515 million outstanding under the Credit Facility(4). The Credit Facility has a borrowing base of $1.85 billion and elected commitments of $1.2 billion, with undrawn revolving availability of approximately $680 million.

2023 Guidance

The Company’s 2023 capital budget of $725-$775 million assumes a continuous five-rig program consisting of three rigs in the Delaware Basin and two rigs in the Midland Basin. This program is expected to result in the drilling of 82 gross / 62.7 net operated wells and participation in 1.4 net non-operated wells. The Company estimates production for 2023 to average 96,000- 104,000 Boepd (~44% oil).

Production Guidance	FY 2023
Production (Boepd)	96,000 – 104,000
% Oil	~ 44%
% Liquids	~ 69%

Operating Costs	FY 2023
Lease Operating Expense ($/Boe)	$8.25 – $9.00
Prod. and Ad Val. Taxes (% of Revenue)	7.25% – 7.75%
Cash G&A ($mm)(5)	$50 – $55
Current Income Taxes at $75/bbl $3/mmBtu ($mm)	$15 – $25
2023 Capital Expenditures	Capex ($mm)
Op. D&C Capex - Delaware Basin	$335 – $360
Op. D&C Capex - Midland Basin	$300 – $320
Total Operated D&C Capex	$635 – $680
Non-Operated D&C Capex	$18 – $20
Non-D&C Capex	$72 – $75
Total Capital Expenditures	$725 – $775

2023 Wells by Area	Spud (Gross/Net)	POP (Gross/Net)
Delaware Wells	45/31.8	44/30.7
Midland Wells	37/30.9	35/29.0
Non-Op Wells	12/1.4	16/2.3

Note: POP is defined as put on production.

Year-End 2022 SEC Estimated Proved Reserves

Earthstone Year-End 2022 SEC Estimated Proved Reserves Highlights:
•Proved Reserves of 367.9 MMBoe with corresponding PV-10 of $7.8 billion
•Proved Reserves are approximately 38% oil, 33% natural gas liquids, and 29% natural gas
•Proved Reserves are 72% Proved Developed and 28% Proved Undeveloped

As shown in the table below, the Company’s estimated proved reserves at year-end 2022, which were prepared in accordance with Securities and Exchange Commission (“SEC”) guidelines by Cawley, Gillespie & Associates, Inc. (“CGA”), an independent petroleum engineering firm, were approximately 367.9 MMBoe.

	Oil	Gas	NGL	Total	PV-10(3)
Reserve Category	(MBbls)	(MMcf)	(MBbls)	(MBoe)	($ in thousands)
Proved Developed	88,759.7	574,761.2	80,167.5	264,720.7	$5,840,672.8
Proved Undeveloped	49,640.7	167,404.3	25,673.0	103,214.4	$1,948,945.4
Total	138,400.4	742,165.6	105,840.5	367,935.2	$7,789,619.2

Note: PV-10 is a non-GAAP financial measure. See the “Non-GAAP Financial Measure” section below.

SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve-month period. The resulting oil and natural gas prices used for the Company’s 2022 year-end reserve report, prior to adjusting for quality and basis differentials, were $93.67 per barrel and $6.358 per million British Thermal Units (“MMBtu”), respectively. SEC prices net of differentials were $95.82 per barrel and $5.51 per Mcf.

Year-End 2022 Estimated Proved Reserves at Strip Pricing(6)

This alternative summary, as shown in the table below, has been prepared in accordance with the Society of Petroleum Engineers’ 2018 Petroleum Resources Management System utilizing NYMEX Strip Pricing as of December 30, 2022. The difference between SEC estimated proved reserves and estimated proved reserves at strip pricing is the use of strip pricing(6) versus SEC pricing (see above).

	Oil	Gas	NGL	Total	PV-10
Reserve Category	(MBbls)	(MMcf)	(MBbls)	(MBoe)	($ in thousands)
Proved Developed	84,031.6	543,861.2	76,021.8	250,696.9	$3,615,485.7
Proved Undeveloped	48,564.5	164,496.1	25,233.5	101,214.0	$947,305.9
Total	132,596.1	708,357.3	101,255.3	351,911.9	$4,562,791.6

________________________
(1)Average daily production represents preliminary sales volume estimates.
(2)Based on 12/31/22 Total Debt divided by Annualized 4Q22 Consensus EBITDAX Estimate.
(3)PV-10 is a non-GAAP financial measure. See the “Non-GAAP Financial Measure” section below.
(4)Represents debt outstanding, net of unamortized debt issuance costs. The $550 million aggregate principal amount of unsecured 8.0% senior notes due 2027, includes the unamortized debt issuance costs of $10.9 million. The $250 million term loan amount under the credit facility due 2027, includes unamortized debt issuance costs on the term loan of $5.3 million. The remaining amount outstanding of $270.1 million relates to the revolving portion of the credit facility.

(5)Cash G&A is defined as general and administrative expenses excluding stock-based compensation.
(6)Strip Pricing as of December 30, 2022: WTI/Henry Hub – 2023: $79.07/$4.30; 2024: $73.89/$4.28; 2025: $69.77/$4.40; 2026: $66.55/$4.47; 2027 and thereafter: $63.87/$4.43.

Revised Company Presentation

Earthstone recently posted an updated corporate presentation, which is available on its website.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas and New Mexico. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

Preliminary Financial and Operational Data

The financial and operational data for the year and three months ended December 31, 2022 contained in this release are preliminary in nature.  The Company’s management has prepared the preliminary financial and operational data contained in this release based on the most current information available to management.  The Company’s normal closing and financial reporting processes with respect to its financial and operational data for the year and three months ended December 31, 2022 have not been fully completed.  This preliminary financial and operational data has been prepared by, and is the responsibility of, the Company’s management.  Neither Moss Adams LLP, the Company’s independent accountants, nor any other independent accounting firm is expressing an opinion or any other form of assurance with respect thereto.  As a result, the Company’s actual financial and operational results for the year and three months ended December 31, 2022 could be different from the preliminary financial and operational data contained herein, and any differences could be material.  The Company has prepared these estimates on a basis materially consistent with its historical financial results and in good faith based upon its internal reporting as of and for the year and three months ended December 31, 2022.  This release is not intended to be a comprehensive statement of financial results for this period.  The results of operations for an interim period may not give a true indication of the results to be expected for a full year or any future period.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, subsequent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward- looking statements except as required by law.

Contact

Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
CJeansonne@earthstoneenergy.com

Earthstone Energy, Inc.
Non-GAAP Financial Measure Unaudited

The non-GAAP financial measure of PV-10, as defined and presented below, is intended to provide readers with meaningful information that supplements the Company’s financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

PV-10 is derived from the standardized measure of discounted future net cash flows (“Standardized Measure”), which is the most directly comparable financial measure under GAAP. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to the Company’s estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of the Company’s oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of the Company’s reserves to other companies. The Company uses this measure when assessing the potential return on investment related to its oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. The Company’s PV-10 measure and the Standardized Measure do not purport to present the fair value of its oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of the Company’s estimated proved properties to the Standardized Measure as of December 31, 2022 (in thousands):

SEC Present value of estimated future net revenues (PV-10)	$7,789,619
Future income taxes, discounted at 10%	(1,065,118)
Standardized measure of discounted future net cash flows	$6,724,501

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